Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Securities and Exchange Commission
Washington, D.C. 20549

We consent to the use in this Registration Statement on the Post-Effective Amendment No.2 on Form S-1 of Full Throttle Indoor Kart Racing, Inc. of our report dated October 31, 2011, relating to our audit of the financial statements for the for the fiscal years ended May 31, 2011 and May 31, 2010 appearing in the prospectus which is part of this Registration Statement.

We also consent to the references to our Firm under the caption “Experts” in such Prospectus.

/s/ Borgers & Cutler CPAs PC
Borgers & Cutler CPAs PC
Denver, CO
November 21, 2011